Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.213.8000, Ext. 3752

ir@varianinc.com

VARIAN, INC. REPORTS THIRD QUARTER RESULTS

Third Quarter Non-GAAP Diluted EPS Up 15%, GAAP Diluted EPS Flat

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported third quarter 2005 non-GAAP (pro forma) earnings from continuing operations of $12.9 million, or $0.38 pro forma diluted earnings per share, compared to $11.7 million, or $0.33 pro forma diluted earnings per share, in the third quarter of fiscal year 2004. On a GAAP basis, earnings from continuing operations in the third quarter of fiscal year 2005 were $10.5 million, or $0.31 diluted earnings per share, compared to $11.0 million, or $0.31 diluted earnings per share, in the third quarter of fiscal year 2004.

Operating profit margin from continuing operations was 9.8% on a pro forma basis and 6.4% on a GAAP basis during the third quarter of fiscal year 2005. Unallocated corporate costs in the quarter included approximately $1.7 million related to implementing Sarbanes-Oxley Section 404, which negatively impacted operating profit margins by 0.9% of sales. These high costs are expected to continue for the next two quarters and then decrease to a maintenance level.

Sales were $186.8 million in the third quarter of fiscal year 2005, compared to sales of $184.0 million in the third quarter of fiscal year 2004.

“Orders were strong throughout the quarter, particularly for analytical products. I am pleased with the level of interest in our products, but disappointed that we did not do our usual good job of converting more of those orders into revenue,” said Garry W. Rogerson, President and Chief Executive Officer.

The company’s GAAP results for the third quarter of fiscal year 2005 include the following items:

•	Restructuring and other related costs of approximately $3.9 million relating primarily to a restructuring plan announced in April 2005 to adjust the company’s organization and cost structure following the divestiture of the Electronics Manufacturing business,

•	Amortization of approximately $0.8 million related to inventory written up in connection with the acquisition of Magnex,

•	Acquisition-related intangible amortization of approximately $1.7 million, and

•	A one-time reduction in income tax expense of approximately $1.8 million resulting from the elimination of withholding tax on certain dividends under a new Swiss tax law enacted during the quarter.

For a complete reconciliation of non-GAAP (pro forma) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Pro Forma Results – Actual, Unaudited Condensed Consolidated Statements of Earnings and Unaudited Results of Operations; and Reconciliation of GAAP to Pro Forma Results – Projected, Results of Operations.

In the second quarter of fiscal year 2005, the company’s former Electronics Manufacturing business was sold to Jabil Circuit, Inc. Throughout this release, the historical results of the company from continuing operations exclude the historical results of the Electronics Manufacturing business prior to its disposition. Those results have been separately reported as discontinued operations in the company’s Unaudited Condensed Consolidated Statement of Earnings.

Results by Segment

Scientific Instruments revenues for the third quarter of fiscal year 2005 were $152.0 million, representing a 1.9% increase over revenues of $149.2 million in the third quarter of the prior year. Orders grew low-double digits compared to the same quarter a year ago but were not converted to revenues during the quarter.

Operating profit margin for the segment was 10.6% on a pro forma basis and 6.6% on a GAAP basis during the third quarter of fiscal year 2005. In the prior-year quarter, pro forma operating profit margin was 10.5%.

Vacuum Technologies revenues were $34.8 million in the third quarter of both fiscal year 2005 and fiscal year 2004. Growth of sales into life science applications was offset by a decrease in sales into industrial applications, particularly in North America. Vacuum Technologies operating profit margin in the third quarter of fiscal year 2005 was 16.3% on both a pro forma and GAAP basis. Pro forma operating margins were higher compared to the 15.4% in the prior-year quarter, primarily as a result of manufacturing and quality improvements.

Operating profit margin for the combined segments before unallocated corporate costs was 11.7% on a pro forma basis and 8.4% on a GAAP basis during the third quarter of fiscal year 2005. In the same quarter in the prior year, pro forma operating profit margin was 11.4%.

Outlook

“With the high level of interest and orders for many of our Scientific Instruments products, the expansion in pro forma operating margins before unallocated corporate costs, and our aggressive stock repurchases, we feel comfortable maintaining our pro forma earnings guidance for the year despite low revenue growth in vacuum products. More importantly, we are moving toward our long-term revenue and margin goals,” said Rogerson.

“Pro forma diluted earnings per share from continuing operations are still expected to be between $1.56 and $1.62 for fiscal year 2005. On a GAAP basis, diluted earnings per share from continuing operations are expected to be between $1.31 and $1.37 for fiscal year 2005.”

The company’s GAAP results for the full fiscal year 2005 are expected to include the following items:

•	Restructuring and other related costs of approximately $7.2 million,

•	Amortization related to inventory written up in connection with acquisitions, which is expected to be approximately $4.2 million,

•	Acquisition-related intangible amortization of approximately $6.5 million,

•	An in-process research and development charge of approximately $0.7 million relating to the acquisition of Magnex,

•	A settlement loss of approximately $1.5 million relating to a defined benefit pension plan in Australia, and

•	One-time reductions in income tax expense totaling approximately $4.8 million resulting from tax law changes enacted during the year.

Varian, Inc. will be holding a conference call later today, July 27, 2005, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the right side of the screen, and then clicking on the Webcasts link at the left side of the screen.

Non-GAAP (Pro Forma) Financial Measures

This press release includes non-GAAP (pro forma) financial measures for operating profit, operating profit margins, income tax expense, net earnings, and diluted earnings per share. In each case, these non-GAAP financial measures exclude acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events, as is detailed in the Reconciliations of GAAP to Pro Forma Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and acquired in-process research and development charges as important, useful information.

We similarly believe that excluding restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

In the case of defined benefit pension plan curtailment gains and settlement losses and discrete income tax events, we also consider these to be unusual events.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to: anticipated revenues, anticipated costs of implementing Sarbanes-Oxley Section 404, and anticipated diluted earnings per share for the fourth quarter of fiscal year 2005 and the full fiscal year 2005. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, release, commercialization, performance, and acceptance; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR and MR imaging systems and superconducting magnets; whether we can increase margins on newer leading-edge NMR and MR imaging systems and superconducting magnets; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully integrate acquisitions; the actual cost of anticipated restructuring activities and their timing and impact on future costs; our ability to improve efficiency; the timing and amount of discrete income tax events; whether the actual cost of complying with the requirements of Section 404 of the Sarbanes-Oxley Act will exceed our current estimates; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum components, laboratory consumable supplies, software, training, and support through its global distribution system. Varian, Inc. employs approximately 3,400 people and operates manufacturing facilities in 12 locations in North America, Europe, and the Pacific Rim. Varian, Inc. had fiscal year 2004 sales of $724 million (excluding the divested Electronics Manufacturing business), and its common stock is traded on Nasdaq under the symbol, “VARI.” Further information is available on the company’s Web site: www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Third Quarter FY 2005 and Third Quarter FY 2004

	Fiscal Quarter Ended July 1, 2005			Fiscal Quarter Ended July 2, 2004
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$186,755	$186,755		$183,974	$183,974
Cost of sales	102,243	101,466	(1)	102,883	102,883

Gross profit	84,512	85,289		81,091	81,091

Operating expenses
Sales and marketing	41,979	41,979		39,427	39,427
Research and development	14,021	14,021		12,522	12,522
General and administrative	16,586	11,035	(2)	12,743	11,680	(4)

Total operating expenses	72,586	67,035		64,692	63,629

Operating earnings	11,926	18,254		16,399	17,462

Interest income (expense)
Interest income	1,870	1,870		747	747
Interest expense	(542)	(542)		(601)	(601)

Total interest income, net	1,328	1,328		146	146

Earnings from continuing operations before income taxes	13,254	19,582		16,545	17,608
Income tax expense	2,706	6,657	(3)	5,571	5,943

Earnings from continuing operations	10,548	12,925		10,974	11,665

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	32	32		4,392	4,392
Gain on sale of Electronics Manufacturing business, net of taxes	3,964	3,964		—	—

Earnings from discontinued operations	3,996	3,996		4,392	4,392

Net earnings	$14,544	$16,921		$15,366	$16,057

Net earnings per diluted share
Continuing operations	$0.31	$0.38		$0.31	$0.33
Discontinued operations	0.12	0.12		0.12	0.12

Net earnings	$0.43	$0.50		$0.43	$0.45

Diluted shares outstanding	34,067	34,067		35,794	35,794

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $777 in acquisition-related inventory write-up amortization.
(2)	Excludes $1,675 in acquisition-related intangible amortization and $3,876 in restructuring and other related costs.
(3)	Excludes ($1,800) related to a tax credit due to a change in tax law.
(4)	Excludes $704 in acquisition-related intangible amortization, $1,643 in restructuring and other related costs, and a pension curtailment gain of ($1,284).

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Nine Months FY 2005 and First Nine Months FY 2004

	Nine Months Ended July 1, 2005			Nine Months Ended July 2, 2004
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$574,705	$574,705		$537,779	$537,779
Cost of sales	323,733	319,765	(1)	300,455	300,455

Gross profit	250,972	254,940		237,324	237,324

Operating expenses
Sales and marketing	123,571	123,571		116,922	116,922
Research and development	41,094	41,094		36,326	36,326
General and administrative	46,348	33,275	(2)	34,837	31,805	(5)
Purchased in-process research and development	700	—	(3)	—	—

Total operating expenses	211,713	197,940		188,085	185,053

Operating earnings	39,259	57,000		49,239	52,271

Interest income (expense)
Interest income	4,162	4,162		2,115	2,115
Interest expense	(1,671)	(1,671)		(1,817)	(1,817)

Total interest income, net	2,491	2,491		298	298

Earnings from continuing operations before income taxes	41,750	59,491		49,537	52,569
Income tax expense	9,633	20,226	(4)	16,680	17,742

Earnings from continuing operations	32,117	39,265		32,857	34,827

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	5,201	5,201		10,792	10,792
Gain on sale of Electronics Manufacturing business, net of taxes	74,049	74,049		—	—

Earnings from discontinued operations	79,250	79,250		10,792	10,792

Net earnings	$111,367	$118,515		$43,649	$45,619

Net earnings per diluted share
Continuing operations	$0.92	$1.12		$0.92	$0.97
Discontinued operations	2.26	2.26		0.30	0.30

Net earnings	$3.18	$3.38		$1.22	$1.27

Diluted shares outstanding	35,073	35,073		35,798	35,798

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $3,968 in acquisition-related inventory write-up amortization.
(2)	Excludes $4,822 in acquisition-related intangible amortization, $6,774 in restructuring and other related costs, and a pension settlement loss of $1,477.
(3)	Excludes $700 related to an acquisition-related in-process research and development charge.
(4)	Excludes ($4,800) related to tax credits due to changes in tax law.
(5)	Excludes $2,115 in acquisition-related intangible amortization, $2,201 in restructuring and other related costs, and pension curtailment gain of ($1,284).

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	July 1, 2005	October 1, 2004
ASSETS

Current assets
Cash and cash equivalents	$219,204	$159,982
Short-term investments	—	25,000
Accounts receivable, net	142,877	182,843
Inventories	119,319	135,344
Deferred taxes	30,245	30,008
Other current assets	20,170	18,986

Total current assets	531,815	552,163

Property, plant, and equipment, net	102,531	120,239
Goodwill	146,412	131,441
Intangible assets, net	29,983	21,279
Other assets	9,592	5,543

Total assets	$820,333	$830,665

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,500	$6,673
Accounts payable	58,809	70,667
Deferred profit	10,750	11,306
Accrued liabilities	174,269	160,710

Total current liabilities	246,328	249,356

Long-term debt	27,500	30,000
Deferred taxes	5,249	9,411
Other liabilities	19,812	14,687

Total liabilities	298,889	303,454

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 31,950 shares at July 1, 2005 and 34,838 shares at October 1, 2004	140,494	257,083
Retained earnings	364,463	253,096
Accumulated other comprehensive income	16,487	17,032

Total stockholders’ equity	521,444	527,211

Total liabilities and stockholders’ equity	$820,333	$830,665

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Nine Months Ended
	July 1, 2005	July 2, 2004	July 1, 2005	July 2, 2004
Cash flows from operating activities
Net earnings	$14,544	$15,366	$111,367	$43,649
Adjustments to reconcile net earnings to net cash provided by operating activities:
Gain on sale of Electronics Manufacturing business	(3,964)	—	(74,049)	—
Depreciation and amortization	5,879	6,041	20,196	18,945
Loss (gain) on disposition of property, plant, and equipment	161	(18)	117	22
Purchased in-process research and development	—	—	700	—
Stock-based compensation expense	75	—	340	—
Tax benefit from stock option exercises	4,427	—	7,927	3,716
Deferred taxes	(4,679)	(1,152)	(7,679)	(1,152)
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	1,707	(3,344)	17,579	(3,107)
Inventories	1,122	(3,459)	320	(16,301)
Other current assets	(5,015)	(5,311)	(595)	(2,703)
Other assets	1,587	63	911	(40)
Accounts payable	7,488	3,988	(134)	11,230
Deferred profit	134	(1,175)	(1,376)	(3,637)
Accrued liabilities	(5,465)	7,562	(27,044)	12,393
Other liabilities	(184)	(101)	(718)	(493)

Net cash provided by operating activities	17,817	18,460	47,862	62,522

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	104	596	495	1,219
Purchase of property, plant, and equipment	(5,972)	(6,669)	(18,583)	(17,306)
Purchase of businesses, net of cash acquired	(2,080)	(320)	(28,278)	(1,070)
Proceeds from sale of short-term investments	—	—	35,000	—
Purchase of short-term investments	—	—	(10,000)	—
Private company equity investments	(4,000)	—	(4,000)	(1,318)
Proceeds from sale of Electronics Manufacturing business, net of transaction costs and taxes	(17,959)	—	171,987	—

Net cash (used in) provided by investing activities	(29,907)	(6,393)	146,621	(18,475)

Cash flows from financing activities
Repayments of debt	(1,250)	(1,250)	(7,106)	(2,815)
Issuance of debt	—	206	—	2,037
Repurchase of common stock	(106,784)	—	(140,374)	(23,895)
Issuance of common stock	5,273	5,186	15,517	20,121
Transfers to Varian Medical Systems, Inc.	(137)	(211)	(758)	(894)

Net cash (used in) provided by financing activities	(102,898)	3,931	(132,721)	(5,446)

Effects of exchange rate changes on cash and cash equivalents	(8,724)	(3,765)	(2,540)	1,503

Net increase in cash and cash equivalents	(123,712)	12,233	59,222	40,104
Cash and cash equivalents at beginning of period	342,916	163,662	159,982	135,791

Cash and cash equivalents at end of period	$219,204	$175,895	$219,204	$175,895

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

Third Quarter FY 2005 and Third Quarter FY 2004

and

First Nine Months FY 2005 and First Nine Months FY 2004

	Fiscal Quarter Ended		Nine Months Ended
	July 1, 2005	July 2, 2004	July 1, 2005	July 2, 2004
TOTAL COMPANY
Sales	$186.8	$184.0	$574.7	$537.8

Operating Profit
U.S. GAAP as reported	$11.9	$16.4	$39.3	$49.2
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.7	—
Acquisition-related intangible amortization	1.7	0.7	4.8	2.1
Acquisition-related inventory write-up amortization	0.8	—	3.9	—
Pension curtailment gain	—	(1.3)	—	(1.3)
Pension settlement loss	—	—	1.5	—
Restructuring and other related costs	3.9	1.7	6.8	2.3

Pro forma as presented	$18.3	$17.5	$57.0	$52.3

Operating Margins
U.S. GAAP as reported	6.4%	8.9%	6.8%	9.2%
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.1	—
Acquisition-related intangible amortization	0.9	0.4	0.8	0.4
Acquisition-related inventory write-up amortization	0.4	—	0.7	—
Pension curtailment gain	—	(0.7)	—	(0.2)
Pension settlement loss	—	—	0.3	—
Restructuring and other related costs	2.1	0.9	1.2	0.3

Pro forma as presented	9.8%	9.5%	9.9%	9.7%

Income Tax Expense
U.S. GAAP as reported	$2.7	$5.6	$9.6	$16.7
Pro forma adjustments:
Tax credits due to changes in tax law	1.8	—	4.8	—
Tax impact of other pro forma adjustments (effective tax rate of 34% in FY2005 and 33.67% in FY2004):
Acquisition-related intangible amortization	0.6	0.2	1.7	0.7
Acquisition-related inventory write-up amortization	0.3	—	1.3	—
Pension curtailment gain	—	(0.4)	—	(0.4)
Pension settlement loss	—	—	0.5	—
Restructuring and other related costs	1.3	0.6	2.3	0.7

Pro forma as presented	$6.7	$6.0	$20.2	$17.7

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

Third Quarter FY 2005 and Third Quarter FY 2004

and

First Nine Months FY 2005 and First Nine Months FY 2004

	Fiscal Quarter Ended		Nine Months Ended
	July 1, 2005	July 2, 2004	July 1, 2005	July 2, 2004
TOTAL COMPANY (Continued)
Earnings From Continuing Operations
U.S. GAAP as reported	$10.5	$11.0	$32.1	$32.9
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.7	—
Acquisition-related intangible amortization	1.1	0.5	3.2	1.4
Acquisition-related inventory write-up amortization	0.5	—	2.6	—
Pension curtailment gain	—	(0.9)	—	(0.9)
Pension settlement loss	—	—	1.0	—
Restructuring and other related costs	2.6	1.1	4.5	1.4
Tax credits due to changes in tax law	(1.8)	—	(4.8)	—

Pro forma as presented	$12.9	$11.7	$39.3	$34.8

Diluted Earnings Per Share From Continuing Operations
U.S. GAAP as reported	$0.31	$0.31	$0.92	$0.92
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.02	—
Acquisition-related intangible amortization	0.02	0.01	0.09	0.03
Acquisition-related inventory write-up amortization	0.02	—	0.07	—
Pension curtailment gain	—	(0.02)	—	(0.02)
Pension settlement loss	—	—	0.03	—
Restructuring and other related costs	0.08	0.03	0.13	0.04
Tax credits due to changes in tax law	(0.05)	—	(0.14)	—

Pro forma as presented	$0.38	$0.33	$1.12	$0.97

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

Third Quarter FY 2005 and Third Quarter FY 2004

and

First Nine Months FY 2005 and First Nine Months FY 2004

	Fiscal Quarter Ended		Nine Months Ended
	July 1, 2005	July 2, 2004	July 1, 2005	July 2, 2004
TOTAL COMPANY EXCLUDING GENERAL (UNALLOCATED) CORPORATE COSTS
Sales	$186.8	$184.0	$574.7	$537.8

Operating Profit
U.S. GAAP as reported	$15.7	$18.6	$51.7	$57.1
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.7	—
Acquisition-related intangible amortization	1.7	0.7	4.8	2.1
Acquisition-related inventory write-up amortization	0.8	—	3.9	—
Restructuring and other related costs	3.6	1.7	6.6	2.3

Pro forma as presented	$21.8	$21.0	$67.7	$61.5

Operating Margins
U.S. GAAP as reported	8.4%	10.1%	9.0%	10.6%
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.1	—
Acquisition-related intangible amortization	0.9	0.4	0.8	0.4
Acquisition-related inventory write-up amortization	0.5	—	0.8	—
Restructuring and other related costs	1.9	0.9	1.1	0.4

Pro forma as presented	11.7%	11.4%	11.8%	11.4%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

Third Quarter FY 2005 and Third Quarter FY 2004

and

First Nine Months FY 2005 and First Nine Months FY 2004

	Fiscal Quarter Ended		Nine Months Ended
	July 1, 2005	July 2, 2004	July 1, 2005	July 2, 2004
SCIENTIFIC INSTRUMENTS SEGMENT
Sales	$152.0	$149.2	$469.2	$433.3

Operating Profit
U.S. GAAP as reported	$10.1	$13.3	$33.9	$40.3
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.7	—
Acquisition-related intangible amortization	1.7	0.7	4.8	2.0
Acquisition-related inventory write-up amortization	0.7	—	3.9	—
Restructuring and other related costs	3.6	1.7	6.6	2.2

Pro forma as presented	$16.1	$15.7	$49.9	$44.5

Operating Margins
U.S. GAAP as reported	6.6%	8.9%	7.2%	9.3%
Pro forma adjustments:
Acquisition-related in-process research and development charges	—	—	0.1	—
Acquisition-related intangible amortization	1.1	0.5	1.1	0.5
Acquisition-related inventory write-up amortization	0.5	—	0.8	—
Restructuring and other related costs	2.4	1.1	1.4	0.8

Pro forma as presented	10.6%	10.5%	10.6%	10.6%

VACUUM TECHNOLOGIES SEGMENT
Sales	$34.8	$34.8	$105.5	$104.5

Operating Profit
U.S. GAAP as reported	$5.7	$5.3	$17.8	$16.9
Pro forma adjustments:
Acquisition-related intangible amortization	—	—	—	0.1

Pro forma as presented	$5.7	$5.3	$17.8	$17.0

Operating Margins
U.S. GAAP as reported	16.3%	15.3%	16.9%	16.2%
Pro forma adjustments:
Acquisition-related intangible amortization	—	0.1	—	—

Pro forma as presented	16.3%	15.4%	16.9%	16.2%

GENERAL (UNALLOCATED) CORPORATE
Operating Profit
U.S. GAAP as reported	$(3.8)	$(2.2)	$(12.4)	$(7.9)
Pro forma adjustments:
Pension curtailment gain	—	(1.3)	—	(0.3)
Pension settlement loss	—	—	1.5	—
Restructuring and other related costs	0.3	—	0.2	—

Pro forma as presented	$(3.5)	$(3.5)	$(10.7)	$(8.2)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - PROJECTED

RESULTS OF OPERATIONS

Full Year FY 2005

Range of Projected Results
Fiscal Year Ending September 30, 2005
TOTAL COMPANY
Projected Diluted Earnings Per Share From Continuing Operations
Projected U.S. GAAP	$1.31 - $1.37
Pro forma adjustments:
Projected acquisition-related in-process research and development charges	$0.02
Projected acquisition-related intangible amortization	$0.12
Projected acquisition-related inventory write-up amortization	$0.08
Projected pension settlement loss	$0.03
Projected restructuring and other related costs	$0.14
Projected tax credits due to changes in tax law	$(0.14)

Projected pro forma	$1.56 - $1.62